Registration No. 333-_________
As filed with the Securities and Exchange Commission on SEPTEMBER 27, 2004




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ___________________________________

                         POST EFFECTIVE AMENDMENT NO. 4

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      ____________________________________


                                  INSYNQ, INC.
                                     NEVADA
                             IRS ID NO.: 22-3894506

                         1127 BROADWAY PLAZA, SUITE 202
                                TACOMA, WA 98402


             2002 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION,
                       STOCK WARRANT AND STOCK AWARD PLAN

John P. Gorst                     Copy to:
Chief Executive Officer           Russell T. Alba, Esquire
1127 Broadway Plaza, Suite 202    Rocke, McLean & Sbar, P.A.
Tacoma, WA 98402                  100 North Tampa Street, Suite 3575
(253) 284-2000                    Tampa, Florida 33602
                                  (813) 769-5600

                         CALCULATION OF REGISTRATION FEE


TITLE OF SECURITIES        PROPOSED MAXIMUM    PROPOSED MAXIMUM        AGGREGATE          AMOUNT OF
TO BE REGISTERED           AMOUNT TO BE        OFERING PRICE           OFFERING           REGISTRATION
                           REGISTERED          PER SHARE               PRICE (1)          FEE
Common Stock,
$.001 par value            39,799,244(2)             $.025             $994,981           $126.06


1. This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of September 24, 2004, a date within five business days prior to the filing of this registration statement.

2. These 39,799,244 shares represent additional shares for issuance under the Registrant's 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan, originally the subject of the Registrant's Registration Statement on Form S-8 filed on October 8, 2002, bearing SEC File
No.: 333-100413 and amended pursuant to Post Effective Amendment No. 1 filed on September 8, 2003, bearing SEC File No.: 333-108614, Post Effective Amendment No. 2 filed on December 5, 2003, bearing SEC File No.: 333-110985, and Post Effective Amendment No. 3 filed on December 9, 2003, bearing SEC File No.:
333-111027.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENTS

         Insynq, Inc. (the "Registrant") has previously registered an aggregate of 105,000,000 shares of its Common Stock, par value $.001 per share, for issuance under its 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"). The registration of an initial 16,000,000 shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 8, 2002, bearing Commission file number 333-100413 (the "Initial Registration Statement"). The Registrant registered additional securities of the same class as those for which the Initial Registration Statement was effective as follows:

AMENDMENT NO. DATE FILED    SHARES REGISTERED  COMMISSION FILE NO. 333-
1             09/08/2003        10,000,000                  108614
2             12/05/2003        64,000,000                  110985
3             12/09/2003        15,000,000                  111027

         Amendment 1, 2 and 3 are referred to herein as the "Additional Registration Statements."

        On July 16, 2004, the Registrant effected a 50-for-1 reverse stock split; under the terms of the Plan, the shares of the Registrant's common stock subject thereto were reduced to 200,756 shares. This Registration Statement is being filed to register an additional 39,799,244 shares of the same class as those for which the Initial Registration Statement and Additional Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement and the Additional Registration Statement are hereby incorporated herein by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8                     EXHIBITS


EXHIBIT NO.       EXHIBIT

4.1* 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan as amended

5*    Opinion of Rocke, McLean & Sbar, P.A.

23.1* Consent of Weinberg and Company, P.A., Certified Public Accountants

23.2  Consent of Rocke, McLean & Sbar, P.A. (contained in Exhibit 5 hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

*Filed Herein

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, and State of Washington, on this 27th day of September 2004.

                                            INSYNQ, INC.


                                            /s/ John P. Gorst
                                            BY: JOHN P. GORST
                                            CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Gorst his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                           TITLE                                               DATE
                                    Chief Executive Officer
/s/ John P. Gorst                   Principal Executive Officer                         September 27, 2004
--------------------------          and Director
John P. Gorst


                                    Chief Administrative Officer,
                                    Secretary and Treasurer,
/s/ M. Carroll Benton               Principal Accounting Officer,                       September 27, 2004
-------------------------           Principal Financial Officer
M. Carroll Benton                   and Director

                                  EXHIBIT INDEX


EXHIBIT NO.                         EXHIBIT

4.1* 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan as amended.

5*    Opinion of Rocke, McLean & Sbar, P.A.

23.1* Consent of Weinberg and Company, P.A., Certified Public Accountants

23.2  Consent of Rocke, McLean & Sbar, P.A. (contained in Exhibit 5 hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

*Filed Herein

                                                                     EXHIBIT 4.1

                                  INSYNQ, INC.
                    2002 DIRECTORS, OFFICERS AND CONSULTANTS
                STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN
                                   As Amended

SECTION I. PURPOSE OF THE PLAN. The purpose of the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan ("Plan") is to maintain the ability of Insynq, Inc., a Delaware corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Plan is intended to encourage ownership of common stock, $.001 par value ("Common Stock"), of the Company by the directors, employees and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, the Company expects that the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain options and warrants to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under this Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options or warrants described in Section 5 hereof and shares of preferred stock. As provided in the designation described in Section 7, employees, consultants and directors who participate or become eligible to participate in this Plan from time to time are referred to collectively herein as "Participants". As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

SECTION 2. ADMINISTRATION OF THE PLAN

(a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is herein referred to as the "Committee," which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

(b) COMMITTEE ACTION. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

(c) COMMITTEE EXPENSES. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

SECTION 3. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in
Section 5(d)(xiii) hereof, the aggregate number of shares that may be optioned, subject to conversion or issued under the Plan is 50,000,000 shares of Common Stock, warrants, options, preferred stock or any combination thereof. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to issuance upon exercise of outstanding options or warrants or conversion of outstanding shares of preferred stock at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options or warrants granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option or warrant expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option or warrant may again be made subject to an option, warrant or shares of convertible preferred stock under the Plan.

Immediately upon the grant of any option, warrant, shares of preferred stock or award, the number of shares of Common Stock that may be issued or optioned under the Plan will be increased. The number of shares of such increase shall be an amount such that immediately after such increase the total number of shares issuable under the Plan and reserved for issuance upon exercise of outstanding options, warrants or conversion of shares of preferred stock will equal 15% of the total number of issued and outstanding shares of Common Stock of the Company. Such increase in the number of shares subject to the Plan shall occur without the necessity of any further corporate action of any kind or character.

SECTION 4. ELIGIBILITY. The Participants shall include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards. A Participant who has been granted an option, warrant or preferred stock hereunder may be granted an additional option, warrant options, warrants or preferred stock, if the Committee shall so determine.

SECTION 5. GRANT OF OPTIONS OR W ARRANTS.

(a) COMMITTEE DISCRETION. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive warrants, options, restricted common or convertible preferred stock, or unrestricted common or convertible preferred stock under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such grant or such options Or warrants and the terms thereof,
(iii) to determine the type of Common Stock granted: restricted common or convertible preferred stock, unrestricted common or convertible preferred stock or a combination of restricted and unrestricted common or convertible preferred stock, and (iv) to determine the type of option or warrant granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options. The Committee shall thereupon grant options or warrants in accordance with such determinations as evidenced by a written option or warrant agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option or warrant agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) STOCKHOLDER APPROVAL. All ISOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat, or by written consent in accordance with the laws of the State of Texas, provided that if such approval by the stockholders of the Company is not forthcoming, all options or warrants and stock awards previously granted under this Plan other than ISOs shall be valid in all respects.

(c) LIMITATION ON INCENTIVE STOCK OPTIONS AND WARRANTS. The aggregate fair market value (determined in accordance with Section 5(d)(ii) of this Plan at the time the option or warrant is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Participant during any calendar year under all such plans of the Company and its Affiliates shall not exceed $1,000,000.

(d) TERMS AND CONDITIONS. Each option or warrant granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (i) OPTION OR WARRANT PERIOD. The Committee shall promptly notify the Participant of the option or warrant grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option or warrant grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option or warrant is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option or warrant agreement shall specify the period for which the option or warrant thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option or warrant shall expire at the end of such period. If the original term of an option or warrant is less than ten years from the date of grant, the option or warrant may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

     (ii) OPTION OR WARRANT PRICE. The purchase price of each share of Common Stock subject to each option or warrant granted pursuant to the Plan shall be determined by the Committee at the time the option or warrant is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option or warrant is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option or warrant price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option or warrant is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option or Warrant under this Plan shall be determined by the Committee prior to granting the option or warrant. The Committee shall set the purchase price for each share subject to a Nonqualified Option or Warrant at either the fair market value of each share on the date the option or warrant is granted, or at such other price as the Committee in its sole discretion shall determine.

     At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner, as it deems appropriate.

     (iii) EXERCISE PERIOD. The Committee may provide in the option or warrant agreement that an option or warrant may be exercised in whole, immediately, or is to be exercisable in increments. In addition, the Committee may provide that the exercise of all or part of an option or warrant is subject to specified performance by the Participant.

     (iv) PROCEDURE FOR EXERCISE. Options or warrants shall be exercised in the manner specified in the option or warrant agreement. The notice of exercise shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by an option or warrant on the date specified in the option or warrant agreement. As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such option or warrant has been so exercised, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this Section 6(d).

     (v) TERMINATION OF EMPLOYMENT. If an executive officer to whom an option or warrant is granted ceases to be employed by the Company for any reason other than death or disability, any option or warrant which is exercisable on the date of such termination of employment may be exercised during a period beginning on such date and ending at the time set forth in the option or warrant agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any option or warrant or unexercised portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be exercised later than three months after an employee's termination of employment for any reason other than death or disability.

     (vi) DISABILITY OR DEATH OF PARTICIPANT. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the options or warrants previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the option or warrant agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option or warrant shall pass by will or the laws of descent and distribution, but in no event may the option or warrant be exercised after its expiration under the terms of the option or warrant agreement. Notwithstanding the foregoing, no ISO may be exercised later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

     (vii) ASSIGNABILITY. An option or warrant shall be assignable or otherwise transferable, in whole or in part, by a Participant as provided in the option, warrant or designation of the series of preferred stock.

     (viii) INCENTIVE STOCK OPTIONS. Each option or warrant agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option or warrant designated as an incentive stock option.

     (ix) RESTRICTED STOCK AWARDS. Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

          (A) Awards of restricted stock may be in addition to or in lieu of option or warrant grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the agreement permits, to pay the option or warrant price pursuant to any option or warrant granted under this Plan, provided an equal number of shares delivered to the Participant shall carry the same restrictions as the shares so used. Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient. Certificates for restricted stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

          (B) Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

     (x) BONUSES AND PAST SALARIES AND FEES PAYABLE IN UNRESTRICTED STOCK.

          (A) In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5 d)(ii).

          (B) In lieu of salaries and fees otherwise payable by the Company to employees, attorneys and consultants eligible to participate in this Plan that were incurred for services rendered during, prior or after the year of 2002, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

     (xi) NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights as a stockholder with respect to shares covered by an option or warrant until the option or warrant is exercised as provided in clause (d) above.

     (xii) EXTRAORDINARY CORPORATE TRANSACTIONS. The existence of outstanding options or warrants shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option or warrant theretofore granted the Participant shall be entitled to purchase under such option or warrant, in lieu of the number of shares of Common Stock as to which option or warrant shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such option or warrant is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange
     Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's option or warrants may be exercised for a limited period of time before or after a specified date.

     (xiii) CHANGES IN COMPANY'S CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option or warrant is then exercisable at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options or warrants theretofore granted, and the option or warrant prices, shall be adjusted only as provided in the option or warrant.

     (xiv) ACCELERATION OF OPTIONS AND WARRANTS. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options or warrants theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option or warrant may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 5, and is authorized at any time (with the consent of the Participant) to purchase options or warrants pursuant to Section 6.

SECTION 6. RELINQUISHMENT OF OPTIONS OR WARRANTS.

(a) The Committee, in granting options-or warrants hereunder, shall have discretion to determine whether or not options or warrants shall include a right of relinquishment as hereinafter provided by this Section 6. The Committee shall also have discretion to determine whether an option or warrant agreement evidencing an option or warrant initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option or warrant granted hereunder or in any option or warrant agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent with Section 1 hereof, any option or warrant granted under this Plan, and the option or warrant agreement evidencing such option or warrant, may provide:

     (i) That the Participant, or his or her heirs or other legal representatives to the extent entitled to exercise the option or warrant under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option or warrant (to the extent then exercisable) for a number of shares of Common Stock to be determined in accordance with the following provisions of this clause (i):

          (A) The written notice of exercise of such right of relinquishment shall state the percentage of the total number of shares of Common Stock issuable pursuant to such relinquishment (as defined below) that the Participant elects to receive;

          (B) The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (i) the Appreciated Value by (ii) the purchase price for each of such shares specified in such option or warrant;

          (C) For the purpose of this clause (C), "Appreciated Value" means the excess, if any, of (x) the total current market value of the shares of Common Stock covered by the option or warrant or the portion thereof to be relinquished over (y) the total purchase price for such shares specified in such option or warrant;

     (ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

     (iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 5(d)(ii); and

     (iv) That the option or warrant, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, and (B) the holder of such option or warrant pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

(b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of preferred stock to relinquish such preferred stock in whole or in part as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Participant") shall not be entitled to receive shares of Common Stock when options or warrants are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"). A Covered Participant shall be entitled to receive shares of Common Stock upon the relinquishment of options or warrants outside a Window Period.

(c) The Committee, in granting options or warrants hereunder, shall have discretion to determine the terms upon which such options or warrants shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options or warrants outstanding, and option agreements evidencing such options, may be amended, if necessary , to permit such exemption. If options or warrants are relinquished, such option or warrant shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or warrant or part thereof which is relinquished, and no further options or warrants may be granted covering such shares of Common Stock.

(d) Any options or warrants or any right to relinquish the same to the Company as contemplated by this Paragraph 6 shall be assignable by the Participant, provided the transaction complies with any applicable securities laws.

(e) Except as provided in Section 6((pound)) below, no right of relinquishment may be exercised within the first six months after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding, the right of relinquishment.

(f) No right of relinquishment may be exercised after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant's death, disability or termination of his relationship with the Company for a reason other than "for cause."

SECTION 7. GRANT OF CONVERTIBLE PREFERRED STOCK.

(a) COMMITTEE DISCRETION. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to this Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of Common Stock to be issued upon conversion of such shares of preferred stock and the terms thereof. The Committee shall thereupon grant shares of preferred stock in accordance with such determinations as evidenced by a written preferred stock designation. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the preferred stock designation (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) TERMS AND CONDITIONS. Each series of preferred stock granted under the Plan shall be evidenced by a designation in the form for filing with the Secretary of State of the state of incorporation of the Company, containing such terms as approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (i) CONVERSION RATIO. The number of shares of Common Stock issuable upon conversion of each share of preferred stock granted pursuant to the Plan shall be determined by the Committee at the time the preferred stock is granted. The conversion ration may be determined by reference to the fair market value of each share of Common Stock on the date the preferred stock is granted, or at such other price as the Committee in its sole discretion shall determine.

     At the time a determination of the fair market value of a share of Common Stock is required to be made hereunder, the determination of its fair market value shall be made in accordance with Paragraph 5(d)(ii).

     (ii) CONVERSION PERIOD. The Committee may provide in the preferred stock agreement that a preferred stock may be converted in whole, immediately, or is to be convertible in increments. In addition, the Committee may provide that the conversion of all or part of a preferred stock is subject to specified performance by the Participant.

     (iii) PROCEDURE FOR CONVERSION. Shares of preferred stock shall be converted in the manner specified in the preferred stock designation. The notice of conversion shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by preferred stock on the date specified in the preferred stock agreement. As promptly as practicable, the Company shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such preferred stock has been so converted, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this Section 6(d).

     (iv) TERMINATION OF EMPLOYMENT. If an executive officer to whom preferred stock is granted ceases to be employed by the Company for any reason other than death or disability, any preferred stock which is convertible on the date of such termination of employment may be converted during a period beginning on such date and ending at the time set forth in the preferred stock agreement; provided, however, that if a Participant's employment is terminated because of the Participant's theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as "for cause"), then any preferred stock or unconverted portion thereof granted to said Participant shall expire upon such termination of employment. Notwithstanding the foregoing, no ISO may be converted later than three months after an employee's termination of employment for any reason other than death or disability.

     (v) DISABILITY OR DEATH OF PARTICIPANT. In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the preferred stock previously granted to him may be converted (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the preferred stock agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the preferred stock shall pass by will or the laws of descent and distribution, but in no event may the preferred stock be converted after its expiration under the terms of the preferred stock agreement. Notwithstanding the foregoing, no ISO may be converted later than one year after the determination of disability or death. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

     (vi) ASSIGNABILITY. Preferred stock shall be assignable or otherwise transferable, in whole or in part, by a Participant.

     (vii) RESTRICTED STOCK A WARDS. A wards of restricted preferred stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

          (A) Awards of restricted preferred stock may be in addition to or in lieu of preferred stock grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted preferred stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted preferred stock. Shares of restricted preferred stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of the Company (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted preferred stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of the Company (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted preferred stock held by such recipient. Certificates for restricted preferred stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to the Company by the recipient, together with a preferred stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted preferred stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

          (B) Restricted preferred stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted preferred stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

     (x) BONUSES AND PAST SALARIES AND FEES PAYABLE IN UNRESTRICTED PREFERRED STOCK.

          (A) In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in this Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5(d)(ii).

          Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

     (xi) NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights as a stockholder with respect to shares covered by a preferred stock until the preferred stock is converted as provided in clause (b)(iii) above.

     (xii) EXTRAORDINARY CORPORATE TRANSACTIONS. The existence of outstanding preferred stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any conversion of preferred stock theretofore granted the Participant shall be entitled to the number of shares of Common Stock upon conversion of such preferred stock, in lieu of the number of shares of Common Stock as to which preferred stock shall then be convertible, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock as to which such preferred stock is then convertible. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant's shares of preferred stock may be converted for a limited period of time before or after a specified date.

     (xiii) CHANGES IN COMPANY'S CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the preferred stock is then convertible at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any preferred stock theretofore granted, and the conversion ratio, shall be adjusted only as provided in the designation of the preferred stock.

     (xiv) ACCELERATION OF CONVERSION OF PREFERRED STOCK. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the conversion of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to preferred stock theretofore granted, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any preferred stock may be converted, including, but not limited to, upon the occurrence of the events specified in this Section 7(xiv).

SECTION 8. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrantor preferred stock theretofore granted.

SECTION 9. COMPLIANCE WITH OTHER LAWS AND REGULA TIONS. The Plan, the grant and exercise of options or warrants and grant and conversion of preferred stock thereunder, and the obligation of the Company to sell and deliver shares under such options, warrants or preferred stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 5(d)(xii), (xiii) and (xiv) shall be subject to any shareholder action required by the corporate law of the state of incorporation of the Company.

SECTION 10. PURCHASE FOR INVESTMENT. Unless the options, warrants, shares of convertible preferred stock and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person acquiring or exercising an option or warrant under this Plan or converting shares of preferred stock may be required by the Company to give a representation in writing that he or she is acquiring such option or warrant or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 11. TAXES.

     (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options, warrants or preferred stock granted under this Plan.

     (b) Notwithstanding the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a nonqualified option or warrant or conversion of preferred stock by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 5(d)(ii), equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions:
     (i) such election may not be made within six months of the grant of an option or warrant, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option or warrant is deferred until six months after exercise and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option or warrant, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company's withholding obligation or his estimated tax obligation on the Tax Date.

SECTION 12. REPLACEMENT OF OPTIONS, WARRANTS AND PREFERRED STOCK. The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option or warrant or unconverted Preferred stock and receive from the Company in exchange an option, warrant or preferred stock for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the holder of any outstanding option, warrant or preferred stock, amend such option, warrant or preferred stock, including reducing the exercise price of any option or warrant to not less than the fair market value of the Common Stock at the time of the amendment, increasing the conversion ratio of any preferred stock and extending the exercise or conversion term of and warrant, option or preferred stock.

SECTION 13. NO RIGHT TO COMP ANY EMPLOYMENT. Nothing in this Plan or as a result of any option or warrant granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option, warrant or preferred stock agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 14. LIABILITY OF COMPANY. The Company and any Affiliate, which is in existence or hereafter comes into existence, shall not be liable to a Participant or other persons as to:

     (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

     (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the exercise of any option or warrant or the conversion of any preferred stock granted hereunder.

SECTION IS. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option, warrant or preferred stock shall be granted pursuant to the Plan.

SECTION 16. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options, warrants or preferred stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 17. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state of incorporation of the Company and applicable federal law.

SECTION 18. CASHLESS EXERCISE. The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

                                                                      EXHIBIT 5



ROCKE, McLEAN & SBAR
100 North Tampa Street, Suite 3575
Tampa, Florida  33602-5810
813.769-5600 TEL                                         Writer's Direct Line
813.769-5601  FAX                                                813-769-5618
www.rmslegal.com                                         Email:ralba@rmslegal



                               September 27, 2004

Insynq, Inc.
1127 Broadway Plaza, Suite 202
Tacoma, WA 98402

Re: Amendment No. 4 to the Form S-8 Registration Statement Relating to Insynq, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan

Ladies & Gentlemen:

                  We have acted as counsel for Insynq, Inc., a Nevada corporation (the "Company"), in connection with the preparation of Amendment No. 4 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the increase in the number of shares authorized under the plan from 200,756 to 40,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued pursuant to the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan, as amended (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(3) of Regulation S-K. The additional 39,799,244 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

         We have examined and are familiar with the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

         Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and non-assessable.

         We have, with your permission, assumed that the provisions of the Nevada Revised Statutes are substantially the same as the Florida Business Corporation Act with respect to the subject matter of this opinion. We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

         This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior Written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.



                                      ROCKE, MCLEAN & SBAR



                                      By:  /s/ Russell T. Alba
                                      ---------------------------------------
                                      Russell T. Alba


RTA/mtv

                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Insynq, Inc.

We consent to the incorporation by reference in the foregoing Amendment No 4 to the Registration Statement on Form S-8 of our report dated September 3, 2004, relating to the financial statements of Insynq, Inc. which appears in the Insynq, Inc. Annual Report on Form 10-KSB for the fiscal years ended May 31, 2004 and 2003, filed with the Securities and Exchange Commission on September 14, 2004.






/s/ Weinberg & Company P.A.
Weinberg & Company P.A.
Certified Public Accountants


Boca Raton, Florida
September 27, 2004